Exhibit 99.1

Veritone Reports Third Quarter 2022 Results

- Q3 Revenue Up 64% Year Over Year Driven By 131% Increase in Software Products & Services and 20% Increase in Managed Services -

- Q3 Ending Software Customers Up 43% on a Pro Forma Basis Year over Year -

- Record Q3 New Bookings of $16.5 Million, Up 393% Year over Year -

- Ryan Steelberg to be Elevated to Chief Executive Officer, Effective January 1, 2023; Chad Steelberg to Continue Serving as Chairman of the Board -

- Ended Q3 2022 with $196.1 Million in Cash and Cash Equivalents(1) -

DENVER, CO – November 8, 2022 – Veritone, Inc. (NASDAQ: VERI), creator of aiWARE, a hyper-expansive enterprise AI platform, today reported results for the third quarter ended September 30, 2022.

“For the third quarter of 2022, Veritone reported revenue of $37.2 million, representing year-over-year growth of 64 percent on a GAAP basis and 5 percent on a Pro Forma basis. Over the same period, new bookings in the quarter grew nearly 400% and Software Products and Services customer count grew 43%, both on a Pro Forma basis,” said Chad Steelberg, Chairman and CEO of Veritone. “I am immensely proud of the team we have assembled, the technology we have developed, and the progress we have made in establishing a world-class AI operating system. Looking ahead, I have total confidence in Ryan and the stewardship he will employ in executing Veritone’s long-term strategy as Chief Executive Officer.”

Ryan Steelberg, President of Veritone added, “Overall, our customer growth, record bookings and increasingly diverse revenue base continue to demonstrate that Veritone’s business is not only resilient but poised for acceleration. We will continue to responsibly invest in growing the business while also leveraging our partners to expand market opportunities.”

Financial Highlights: Third Quarter 2022 Compared to Third Quarter 2021

•
Revenue increased 64% on a GAAP basis to $37.2 million and increased 5% on a Pro Forma basis.
•
Software Products & Services Revenue increased 131% on a GAAP basis to $20.8 million and decreased 5% on a Pro Forma basis.
•
Ending Software Customers of 618 increased 43% year over year and 4% sequentially.
•
Managed Services Revenue increased 20% to $16.4 million.
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Loss from operations decreased 67% to $3.6 million and non-GAAP gross profit increased 79% to $30.1 million and was up 3% on a Pro Forma basis.
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GAAP net loss was $4.9 million, as compared to $11.5 million.
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Non-GAAP net loss was $5.7 million, as compared to $2.3 million.
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Cash and cash equivalents(1) were $196.1 million as of September 30, 2022, as compared to $72.6 million as of September 30, 2021.
•
Average Annual Revenue (AAR) per customer declined by 18% on a Pro Forma basis driven by a higher mix of newer customers offset by a decline in Amazon.

(1) Including approximately $59.5 million of cash received from Managed Services clients for future payments to vendors.

•
Record Total New Bookings of $16.5 million increased 393% on a Pro Forma basis.

Pro Forma basis assumes Veritone owned PandoLogic since the beginning of 2021. See below for a description of our non-GAAP measures and reconciliations to the most directly comparable GAAP measures.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Unaudited (in $000s, except customers)	2022	2021	Percent Change	2022	2021	Percent Change
Revenue	$37,196	$22,655	64%	$105,838	$60,156	76%
Net Loss	$(4,886)	$(11,491)	NM	$(30,268)	$(54,773)	NM
Non-GAAP Gross Profit*	$30,099	$16,847	79%	$85,113	$44,294	92%
Non-GAAP Net Loss*	$(5,716)	$(2,294)	NM	$(18,070)	$(10,135)	NM

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Software Products & Services Supplemental Financial Information*	2022	2021	Percent Change	2022	2021	Percent Change
Software Revenue – Pro Forma (in 000s)	$20,812	$21,860	(5%)	$57,358	$52,115	10%
Ending Software Customers	618	433	43%
AAR (in 000s)	$170	$208	(18%)
Total New Bookings (in 000s)	$16,548	$3,356	393%

* See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for Software Products & Services Supplemental Financial Information.

NM = Not meaningful

Recent Business Highlights

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Veritone aiWARE selected by Deloitte to advance AI practice focused on helping clients rapidly discover and manage media, text and data at scale.
•
Announced that more than 20% of California law enforcement agencies have adopted Veritone Contact, increasing approximately 80% in 2022.
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Launched SPORTX™, a global intelligent marketplace for sports federations and content producers to license short-form sports video directly to media buyers, maximizing additional revenue streams and their visibility amongst media organizations.
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Unveiled Veritone Tracker, a new AI-powered tracking solution that accelerates investigative efforts requiring rapid processing of video-based evidence in both public and private sectors.
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Established a strategic partnership with Stats Perform, the sports tech leader in data and AI, designed to provide real-time game updates.
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Announced a new strategic partnership with Exterro, the preferred provider of Legal GRC software specifically designed for in-house legal, privacy and IT teams at Global 2000 and AmLaw 200 organizations, to provide automated redaction for audio and video as part of the Exterro platform workflow.
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Released the findings of its second annual nationwide Transparency and Trust Report, focused on the relationship between law enforcement agencies (LEAs) and the communities they serve to provide insight into the broader public opinion on policing in the United States and how new technologies can improve transparency.
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Announced the integration of Veritone Digital Media Hub with iconik’s cloud native media management platform to help media organizations easily manage, share and license their content while speeding the path from media creation to management to monetization.
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Unveiled its next-generation Veritone Voice which gives content creators and publishers one of the most powerful and versatile voice solutions on the market.
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Launched Veritone Voice Network, a multilingual custom AI voice solution and podcast monetization service that combines synthetic voice creation and AI translation services to localize podcasts and grow ad revenues and audiences.

Leadership Transition

Veritone announced new roles for co-founders Chad Steelberg and Ryan Steelberg, effective January 1, 2023. Chad Steelberg, who has served as Chief Executive Officer and Chairman of the Board since Veritone’s inception in June 2014, has indicated he will resign as Chief Executive Officer on January 1, 2023 but will remain Chairman of the Board. Ryan Steelberg, who has served as President and a member of the Board, will become Veritone’s Chief Executive Officer on January 1, 2023, where he will continue to drive innovation and elevate the company’s product offerings. Ryan Steelberg will also continue to serve as a member of the Board.

Financial Results for Three Months Ended September 30, 2022

Achieved third quarter revenue of $37.2 million, up 64% from $22.7 million in the third quarter of 2021. Software Products & Services revenue reached $20.8 million, 131% greater than the third quarter of 2021, driven by customer and revenue growth in Commercial Enterprise. Managed Services revenue grew to $16.4 million, up 20% compared to the third quarter of 2021, driven by growth in content licensing services. GAAP net loss was $4.9 million, compared to $11.5 million in the third quarter of 2021, driven in part by a one-time non-cash benefit in Q3 of $12.9 million associated with estimated earn-out on the PandoLogic acquisition. Net loss margin was 13%, compared to 51% in the third quarter of 2021. Loss from operations decreased 67% to $3.6 million and non-GAAP gross profit increased to $30.1 million, up 79% compared to the third quarter of 2021, driven by continued growth in Software Products and Services. Non-GAAP gross margin improved to 81%, compared to 74% in the third quarter of 2021. Non-GAAP net loss was $5.7 million, compared to $2.3 million in the third quarter of 2021, largely driven by higher investments in people and infrastructure costs to grow and scale our business.

Third quarter Pro Forma Revenue improved 5% from $35.5 million in third quarter 2021. Driving this was Managed Services, which increased 20% year over year, offset by Software Products and Services – Pro Forma, which declined 5% year over year. During Q3 2022, Ending Software Customers increased 43% year over year; however, offsetting this was an 18% decline in AAR driven in large part by Amazon significantly reducing its hiring consumption across our platform.

As of September 30, 2022, the Company had cash and cash equivalents of $196.1 million, including approximately $59.5 million of cash received from Managed Services clients for future payments to vendors.

Business Outlook

Fourth Quarter 2022

•
Revenue is expected to be in the range of $44 million to $46 million, as compared to $55.1 million in the fourth quarter of 2021.
•
Non-GAAP net income is expected to be in the range of $3.0 million to $4.0 million, compared to $17.0 million in the fourth quarter of 2021.

Full Year 2022

•
Revenue is expected to be in the range of $150 million to $152 million, as compared to $115.3 million in 2021.
•
Non-GAAP net loss is expected to be in the range of $14 million to $15 million, as compared to non-GAAP net income of $6.8 million in 2021.

These updated financial targets supersede any previously disclosed financial targets and investors should not rely on any previously disclosed financial targets.

Conference Call

Veritone will hold a conference call using its synthetic voice technology, Veritone Voice, to deliver management’s prepared remarks on Tuesday, November 8, 2022, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its third quarter 2022 results, provide an update on the business, and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*
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Live Audio Webcast
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Domestic Dial-In: 844-750-4897
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International Dial-In: 412-317-5293

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP and Pro Forma Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Revenue, Average Annual Revenue (AAR), Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss), Non-GAAP net income (loss) per share and Non-GAAP net loss (pro forma). The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Revenue includes historical Software Products & Services revenue from the past seven fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021. Average Annual Revenue (AAR) is calculated as the aggregate of trailing twelve-month Software Products & Services Pro Forma Revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and Non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, respectively, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs. Non-GAAP net loss (pro forma) is the Company’s Non-GAAP net income (loss) presented on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting.

These non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently.

These non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and PandoLogic’s talent acquisition software product solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications accelerate and maximize digital migration, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s hyper-expansive Enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through professional and managed services, as well as its robust partner ecosystem, Veritone develops and builds AI solutions that solve the problems of today and tomorrow.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding its significant opportunity to grow market share and the Company’s expected total revenue and Non-GAAP net income(loss) for Q4 2022 and for full year 2022. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the impact of the economic disruption caused by the COVID-19 pandemic and the Russian invasion of Ukraine on the business of the Company and that of its existing and potential customers; increasing interest rates and inflationary pressure; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant machine learning models and applications; the Company’s ability to successfully identify and integrate such additional third-party models and applications onto its aiWARE operating system, and to continue to be able to access and utilize such models and applications, and the cost thereof; as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K, as supplemented by Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the three months ended March 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:
Brian Alger, CFA
SVP, Investor Relations and Capital Markets
Veritone, Inc.
415-203-8265
investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	September 30, 2022	December 31, 2021
ASSETS

Cash and cash equivalents	$196,071	$254,722
Accounts receivable, net	85,951	85,063
Expenditures billable to clients	23,785	27,180
Prepaid expenses and other current assets	16,963	12,117
Total current assets	322,770	379,082
Property, equipment and improvements, net	4,636	1,556
Intangible assets, net	85,195	93,872
Goodwill	46,465	42,028
Long-term restricted cash	857	855
Other assets	9,868	954
Total assets	$469,791	$518,347

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$31,437	$46,711
Accrued media payments	107,693	86,923
Client advances	13,696	10,561
Contingent consideration, current	7,147	20,053
Other accrued liabilities	25,835	27,093
Total current liabilities	185,808	191,341
Convertible senior notes, non-current	195,984	195,082
Contingent consideration, non-current	546	31,533
Other non-current liabilities	16,680	13,891
Total liabilities	399,018	431,847
Total stockholders' equity	70,773	86,500
Total liabilities and stockholders' equity	$469,791	$518,347

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$37,196	$22,655	$105,838	$60,156
Operating expenses:
Cost of revenue	7,097	5,808	20,725	15,862
Sales and marketing	13,920	5,906	37,565	17,586
Research and development	11,784	5,254	32,735	14,860
General and administrative	2,502	15,084	27,127	62,272
Amortization	5,504	1,683	15,730	3,840
Total operating expenses	40,807	33,735	133,882	114,420
Loss from operations	(3,611)	(11,080)	(28,044)	(54,264)
Other expense, net	(1,249)	(15)	(3,666)	(37)
Loss before provision for income taxes	(4,860)	(11,095)	(31,710)	(54,301)
Provision for (benefit from) income taxes	26	396	(1,442)	472
Net loss	$(4,886)	$(11,491)	$(30,268)	$(54,773)
Net loss per share:
Basic and diluted	$(0.13)	$(0.34)	$(0.84)	$(1.67)
Weighted average shares outstanding:
Basic and diluted	36,202,496	33,332,668	35,924,413	32,752,939
Comprehensive loss:
Net loss	$(4,886)	$(11,491)	$(30,268)	$(54,773)
Foreign currency translation gain, net of income taxes	66	—	642	7
Total comprehensive loss	$(4,820)	$(11,491)	$(29,626)	$(54,766)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(30,268)	$(54,773)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,494	4,189
Loss on disposal of fixed assets	—	1,894
Provision for doubtful accounts	(113)	14
Loss on sublease	—	1,211
Stock-based compensation expense	14,734	33,491
Change in fair value of contingent consideration	(23,076)	303
Change in deferred taxes	(2,078)	—
Amortization of debt issuance costs	902	—
Amortization of right-of-use assets	632	—
Changes in assets and liabilities:
Accounts receivable	370	(19,907)
Expenditures billable to clients	3,395	(6,871)
Prepaid expenses and other assets	(4,114)	5,014
Other assets	(4,568)	—
Accounts payable	(15,298)	4,288
Accrued media payments	20,136	19,297
Client advances	3,135	1,906
Other accrued liabilities	(3,177)	7,016
Other liabilities	(1,736)	(600)
Net cash used in operating activities	(24,630)	(3,528)

Cash flows from investing activities:
Minority investment	(2,750)	—
Capital expenditures	(3,777)	(448)
Acquisitions, net of cash acquired	(4,589)	(47,602)
Net cash used in investing activities	(11,116)	(48,050)

Cash flows from financing activities:
Payment of contingent considerations	(14,376)	—
Taxes paid related to net share settlement of equity awards	(9,726)	—
Proceeds from the exercise of warrants	—	2,279
Proceeds from issuances of stock under employee stock plans, net	1,199	7,127
Net cash (used in) provided by financing activities	(22,903)	9,406

Net decrease in cash and cash equivalents and restricted cash	(58,649)	(42,172)
Cash and cash equivalents and restricted cash, beginning of period	255,577	115,672
Cash and cash equivalents and restricted cash, end of period	$196,928	$73,500

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$19,800	$1,012	$20,812	$54,694	$2,664	$57,358

Managed Services
Advertising	11,017	—	11,017	32,620	—	32,620
Licensing	5,367	—	5,367	15,860	—	15,860
Total Managed Services	16,384	—	16,384	48,480	—	48,480

Total Revenue	$36,184	$1,012	$37,196	$103,174	$2,664	$105,838

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$8,069	$958	$9,027	$16,596	$2,696	$19,292

Managed Services
Advertising	9,648	—	9,648	29,943	—	29,943
Licensing	3,980	—	3,980	10,921	—	10,921
Total Managed Services	13,628	—	13,628	40,864	—	40,864

Total Revenue	$21,697	$958	$22,655	$57,460	$2,696	$60,156

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended September 30,
	2022			2021
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(7,921)	$3,035	$(4,886)	$(427)	$(11,064)	$(11,491)
(Benefit from) provision for income taxes	20	6	26	390	6	396
Depreciation and amortization	5,650	174	5,824	1,698	81	1,779
Stock-based compensation expense	2,944	2,158	5,102	878	4,393	5,271
Change in fair value of contingent consideration	—	(14,291)	(14,291)	—	303	303
Interest expense, net	—	1,305	1,305	—	—	—
Acquisition and due diligence costs	—	839	839	—	1,426	1,426
State sales tax reserve	—	—	—	—	22	22
Severance and executive search	337	28	365	—	—	—
Non-GAAP Net Income (Loss)	$1,030	$(6,746)	$(5,716)	$2,539	$(4,833)	$(2,294)

	Nine Months Ended September 30,
	2022			2021
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(22,172)	$(8,096)	$(30,268)	$(3,933)	$(50,840)	$(54,773)
(Benefit from) provision for income taxes	(826)	(616)	(1,442)	390	82	472
Depreciation and amortization	16,054	440	16,494	3,865	324	4,189
Stock-based compensation expense	7,612	6,967	14,579	4,589	28,902	33,491
Change in fair value of contingent consideration	—	(23,076)	(23,076)	—	303	303
State sales tax reserve	—	—	—	—	306	306
Interest expense, net	—	3,670	3,670	—	—	—
Acquisition and due diligence costs	—	1,608	1,608	—	2,161	2,161
Charges related to sublease	—	—	—	—	3,367	3,367
Severance and executive search	337	28	365	—	349	349
Non-GAAP Net Income (Loss)	$1,005	$(19,075)	$(18,070)	$4,911	$(15,046)	$(10,135)

(1) Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	December 31, 2022	December 31, 2022
Net loss	($11.6) to ($10.6)	($41.9) to ($40.9)
Provision for income taxes	$0.1	($1.3)
Interest expense	$1.4	$5.1
Depreciation and amortization	$5.9	$22.4
Contingent consideration	$2.1	($21.0)
Stock-based compensation expense	$5.1	$19.7
Acquisition and due diligence costs	$0.0	$1.6
Severance and executive search	$0.0	$0.4
Non-GAAP net income (loss)	$3.0 to $4.0	($15.0) to ($14.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$37,196	$22,655	$105,838	$60,156
Cost of revenue	7,097	5,808	20,725	15,862
Non-GAAP gross profit	30,099	16,847	85,113	44,294

GAAP cost of revenue	7,097	5,808	20,725	15,862
Stock-based compensation expense	(46)	—	(90)	—
Non-GAAP cost of revenue	7,051	5,808	20,635	15,862

GAAP sales and marketing expenses	13,920	5,906	37,565	17,586
Stock-based compensation expense	(538)	(226)	(1,728)	(1,358)
Severance and executive search	(86)	—	(86)	(236)
Non-GAAP sales and marketing expenses	13,296	5,680	35,751	15,992

GAAP research and development expenses	11,784	5,254	32,735	14,860
Stock-based compensation expense	(1,532)	(431)	(3,783)	(2,016)
Severance and executive search	(198)	—	(198)	(14)
Non-GAAP research and development expenses	10,054	4,823	28,754	12,830

GAAP general and administrative expenses	2,502	15,084	27,127	62,272
Depreciation	(320)	(95)	(764)	(349)
Stock-based compensation expense	(2,986)	(4,615)	(8,978)	(30,117)
Change in fair value of contingent consideration	14,291	(303)	23,076	(303)
Charges related to sublease	—	—	—	(3,367)
State sales tax reserve	—	(22)	—	(306)
Acquisition and due diligence costs	(839)	(1,426)	(1,608)	(2,161)
Severance and executive search	(81)	—	(81)	(99)
Non-GAAP general and administrative expenses	12,567	8,623	38,772	25,570

GAAP amortization	(5,504)	(1,683)	(15,730)	(3,840)

GAAP loss from operations	(3,611)	(11,080)	(28,044)	(54,264)
Total non-GAAP adjustments (1)	(2,161)	8,801	9,970	44,166
Non-GAAP loss from operations	(5,772)	(2,279)	(18,074)	(10,098)

GAAP other expense, net	(1,249)	(15)	(3,666)	(37)
Interest expense, net	1,305	—	3,670	—
Non-GAAP other expense, net	56	(15)	4	(37)

GAAP loss before income taxes	(4,860)	(11,095)	(31,710)	(54,301)
Total non-GAAP adjustments (1)	(856)	8,801	13,640	44,166
Non-GAAP loss before income taxes	(5,716)	(2,294)	(18,070)	(10,135)

Income tax (benefit) provision	26	396	(1,442)	472

GAAP net loss	(4,886)	(11,491)	(30,268)	(54,773)
Total non-GAAP adjustments (1)	(830)	9,197	12,198	44,638
Non-GAAP net loss	$(5,716)	$(2,294)	$(18,070)	$(10,135)

Shares used in computing non-GAAP basic and diluted net loss per share	36,202	33,333	35,924	32,753
Non-GAAP basic and diluted net loss per share	$(0.16)	$(0.07)	$(0.50)	$(0.31)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2021	2021	2021	2021	2022	2022	2022
Software Revenue - Pro Forma (in 000's) (1)	$10,183	$20,072	$21,860	$40,223	$18,167	$18,379	$20,812
Ending Software Customers (2)	385	419	433	529	559	594	618
Average Annual Revenue (AAR) (in 000's) (3)	$199	$203	$208	$209	$207	$187	$170
Total New Bookings (in 000's) (4)	$2,442	$4,896	$3,356	$8,317	$9,574	$14,658	$16,548
Gross Revenue Retention (5)	>90%	>90%	>90%	>90%	>90%	>90%	>90%

(1) “Software Revenue - Pro Forma” includes historical Software Products & Services revenue from the past seven (7) fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined Pro Forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2021.

(2) “Ending Software Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods.

(3) “Average Annual Revenue (AAR)” is calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.

(4) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).

(5) “Gross Revenue Retention”: We calculate our dollar-based gross retention rate as of the period end by starting with the revenue from Ending Software Customers for Software Products & Services as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Ending Software Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Ending Software Customers from our Software Products & Services as of the year prior that is not lost to customer churn

Managed Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2021	2021	2021	2021	2022	2022	2022
Avg billings per active Managed Services client (in 000's) (6)	$582	$622	$615	$625	$684	$736	$747
Revenue during quarter (in 000's) (7)	$10,327	$9,968	$9,647	$10,857	$10,735	$9,625	$10,035

(6) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(7) Managed Services revenue and metrics exclude content licensing and media services.

VERITONE, INC.

RECONCILIATION OF PRO FORMA REVENUE TO REVENUE AND CALCULATION OF AAR

(in thousands)

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2021	2021	2021	2021	2022	2022	2022
Software Products & Services Revenue	$4,685	$5,580	$9,027	$40,223	$18,167	$18,379	$20,812
PandoLogic Revenue (1)	5,498	14,492	12,833	—	—	—	—
Software Revenue - Pro Forma	$10,183	$20,072	$21,860	$40,223	$18,167	$18,379	$20,812
Managed Services Revenue	13,610	13,626	13,628	14,926	16,240	15,856	16,384
Total Pro Forma Revenue	$23,793	$33,698	$35,488	$55,149	$34,407	$34,235	$37,196

(1) Represents PandoLogic Ltd. revenue prior to our acquisition of PandoLogic on September 14, 2021.

	Trailing Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2021	2021	2021	2021	2022	2022	2022
Software Products & Services Revenue	$15,439	$18,017	$23,693	$59,515	$72,997	$85,796	$97,581
PandoLogic Revenue (1)	50,283	57,262	59,292	32,824	27,325	12,833	—
Software Revenue - Pro Forma	$65,722	$75,279	$82,985	$92,339	$100,322	$98,629	$97,581
Managed Services Revenue	43,845	52,019	53,279	55,789	58,419	60,546	63,406
Total Pro Forma Revenue	$109,567	$127,298	$136,264	$148,128	$158,741	$159,175	$160,987

Average Number of Customers - Pro Forma	330	372	399	442	485	529	575
Average Annual Revenue (AAR)	$199	$203	$208	$209	$207	$187	$170

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from operations	$(3,611)	$(11,080)	$(28,044)	$(54,264)
Sales and marketing	13,920	5,906	37,565	17,586
Research and development	11,784	5,254	32,735	14,860
General and administrative	2,502	15,084	27,127	62,272
Amortization	5,504	1,683	15,730	3,840
Non-GAAP gross profit	$30,099	$16,847	$85,113	$44,294